[LOGO OF CALYPTE BIOMEDICAL CORPORATION]                            NEWS RELEASE
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5000 Hopyard Rd., Suite 480, Pleasanton, CA 94588
www.calypte.com

Company Contact:                               Investor Relations Contact:
Richard Brounstein, CFO                        Tim Clemensen,
(925) 730-7200                                 Rubenstein Investor Relations
email:rbrounstein@calypte.com                  Phone: 212-843-9337
                                               Email:tclemensen@rubensteinir.com


              CALYPTE BIOMEDICAL APPROVED FOR LISTING ON AMEX: HIV

                TRADING EXPECTED TO BEGIN WEDNESDAY AUGUST 18TH

PLEASANTON, CA - AUGUST 16, 2004- CALYPTE BIOMEDICAL CORPORATION (OTCBB: CYPT) today announced that its common stock has been approved for listing on the American Stock Exchange ("Amex"). Calypte's common stock is expected to commence trading on the Amex under the symbol "HIV" on Wednesday, August 18, 2004.

"Calypte's listing on the Amex is another significant objective in the progress of our company," said Dr. Richard George, President and Chief Executive Officer of Calypte.

"The listing provides greater visibility for Calypte and a listing with Amex eliminates certain restrictions inherent in being traded on the OTCBB. Often these restrictions limit certain brokers and institutions in their ability to trade bulletin board stocks," commented Anthony Cataldo, Calypte's Chairman.

Calypte, under the symbol "CYPT" is expected to stop trading on the OTCBB at the close of business, August 17, 2004 and is expected to commence trading on the Amex on Wednesday, August 18, 2004 under the symbol "HIV".


About Calypte Biomedical:

Calypte Biomedical Corporation, headquartered in Pleasanton, California, is a public healthcare company dedicated to the development and commercialization of in vitro diagnostic tests, primarily for the detection of antibodies to Human Immunodeficiency Virus (HIV), and other sexually transmitted and infectious diseases. Calypte's currently marketed laboratory-based tests include an enzyme immunoassay (EIA) HIV-1 antibody screening test and an HIV-1 antibody western blot supplemental test, the only two FDA-approved HIV-1 antibody tests for use on urine samples, as well as an FDA-approved serum HIV-1 antibody western blot supplemental test. Calypte is actively engaged in developing new test products for the rapid detection of HIV and other infectious diseases. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other infectious diseases may make important contributions to public health.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or

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current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing, demand for the Company's products, the Company's success in designing and developing products, the Company's research and development costs, the length of development and product acceptance cycles, the amount that the Company invests in new business opportunities and the timing of those investments, competition, the degree to which the Company enters into commercial agreements and strategic transactions and maintains and develops commercial relationships, foreign exchange risks, world events, international growth and expansion and changes in laws and regulations. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB for the year ended December 31, 2003 and its subsequent filings with the SEC.

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